NOTICE OF

ANNUAL MEETING

AND PROXY STATEMENT

NOVEMBER 17, 2004

LaBarge, Inc.
Notice of Annual Meeting of Stockholders
NOVEMBER 17, 2004

To the Stockholders:

       The Annual Meeting of Stockholders of LaBarge, Inc. (the "Company") will be held at the Charles F. Knight Executive Education Center, Washington University in St. Louis, One Brookings Drive, St. Louis, Missouri, on November 17, 2004, at 4 p.m. St. Louis time. Stockholders who do not attend the Annual Meeting in person, are invited to listen to the webcast of the meeting, which will be accessible through www.labarge.com.

       At the Annual Meeting, Common Stockholders will be asked:
1.	To elect two Class C Directors for a term ending in 2007;
2.	To consider and act upon the ratification of the selection of KPMG LLP as independent accountants for fiscal 2005;
3.	To approve the LaBarge, Inc. 2004 Long Term Incentive Plan; and
4.	To transact such other business as may properly come before the meeting.

       Only stockholders whose names appear of record at the Company's close of business on September 22, 2004 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

We encourage you to vote via Internet or telephone, or you may mail your proxy.

       If you receive more than one proxy card because you own shares registered in different names or at different addresses, please vote each proxy as soon as possible by following the instructions on the proxy card regarding voting by Internet, telephone or mail.
By Order of the Board of Directors,

/s/DONALD H. NONNENKAMP

Donald H. Nonnenkamp
Vice President, Chief Financial Officer and Secretary

October 15, 2004

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE VOTE YOUR PROXY. STOCKHOLDERS CAN HELP THE COMPANY AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY VOTING THE ENCLOSED PROXY CARD. THE PRESENCE, IN PERSON OR BY PROPERLY SUBMITTED PROXY, OF A MAJORITY OF THE COMMON STOCK OUTSTANDING ON THE RECORD DATE IS NECESSARY TO CONSTITUTE A QUORUM AT THE ANNUAL MEETING.
LaBarge, Inc. 9900A Clayton Road St. Louis, Missouri 63124 PROXY STATEMENT Annual Meeting of Stockholders to be held on November 17, 2004

       This Proxy Statement is being furnished to the Common Stockholders of LaBarge, Inc. (the "Company") on or about October 15, 2004, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on November 17, 2004 at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment or postponement of that meeting.

       Holders of shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company at its close of business on September 22, 2004 (the "Record Date") will be entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 14,991,672 shares of Common Stock were outstanding. Holders of Common Stock are entitled to one vote for each share of Common Stock held of record on the Record Date on each matter that may properly come before the Annual Meeting.

       A plurality of votes of Common Stockholders cast at the Annual Meeting is required for the election of each Director. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Under applicable Delaware law, an abstention or broker non-vote will have no effect on the outcome of the election of directors.

       Management of the Company (the "Management"), together with members of the Board of Directors of the Company, in the aggregate directly or indirectly controlled approximately 33% of the Common Stock outstanding on the Record Date.

       Stockholders of record on the Record Date are entitled to cast their votes in person or by properly submitted proxy at the Annual Meeting. Stockholders wishing to vote their shares by proxy may do so either (i) by completing, signing, dating and returning the enclosed proxy card in the enclosed envelope, or (ii) by Internet or telephone. Instructions for voting by Internet or telephone are contained on the proxy card. The presence, in person or by properly submitted proxy, of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

       All Common Stock represented at the Annual Meeting by properly submitted proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR election of the Board's nominees as directors, and, at the discretion of the named proxies, on any other matters that may properly come before the Annual Meeting. The Board of Directors of the Company does not know of any matters other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement that will come before the Annual Meeting.

       Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) submitting a new proxy with a later date, including a proxy given via the Internet or by telephone, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Corporate Secretary, LaBarge, Inc., 9900A Clayton Road, St. Louis, Missouri 63124.

       The proxies are solicited by the Board of Directors of the Company. In addition to the use of the Internet, telephone and mail, proxies may be solicited personally or by facsimile transmission by directors, officers or regular employees of the Company. The cost of solicitation of proxies will be borne by the Company.

A copy of the Company's Annual Report for the fiscal year ended June 27, 2004 is being mailed to each stockholder along with this Proxy Statement.

The date of this Proxy Statement is October 15, 2004.

PROPOSAL 1:	ELECTION OF DIRECTORS

       The Board of Directors of the Company is divided into three classes designated Class A, Class B and Class C. Each Director is elected for a three-year term and term of each Class expires in a different year. Under the Company's by-laws, the Board of Directors has the authority to fix the number of directors. The number of directors currently is fixed at seven.

       The Board of Directors has nominated for election two Class C Directors: Messrs. Robert G. Clark and Robert H. Chapman. Each of the nominees is currently serving as a Director of the Company and each has consented to continue to serve as a Director if elected. Unless proxy cards are marked to withhold authority to vote for any Director nominee, the proxies intend to vote all properly executed proxies FOR election of each of the Director nominees.

The following biographical information is furnished with respect to each nominee and each current Director whose term continues after the Annual Meeting.

	Term Expiration Date
			Director Since	Position(s) with the Company
		Age

Class C Director Nominees
Robert G. Clark	2007	45	2001	Director
Robert H. Chapman	2007	59	1998	Director

Continuing Class B Directors
John G. Helmkamp, Jr.	2006	57	1998	Director
Lawrence J. LeGrand	2006	54	1998	Director

Continuing Class A Directors
Craig E. LaBarge	2005	53	1981	Chief Executive Officer, President and Director
James P. Shanahan, Jr.	2005	43	1987	Director
Jack E. Thomas, Jr.	2005	52	1997	Director

       Mr. Clark became a Director in 2001 and serves as a member of the Human Resources Committee and the Nominating Committee of the Board of Directors. Since 1984, he has served as Chairman of the Board and Chief Executive Officer of Clayco Construction Company, a construction firm doing business across the United States and Canada.

       Mr. Chapman became a Director in 1998 and serves as a member of the Audit Committee of the Board of Directors. Since 1975, he has served as Chairman of the Board and Chief Executive Officer of Barry-Wehmiller Companies, Inc., a leading provider of packaging automation equipment, and serves as a director of Midwest Bank Centre, Inc.

       Mr. Helmkamp became a Director in 1998 and serves as a member of the Audit Committee of the Board of Directors. He retired from the positions of Chairman of the Board and Chief Executive Officer of Illinois State Bank and Trust in 1996, where he served in those capacities for more than five years.

       Mr. LeGrand became a Director in 1998 and serves as Chairman of the Audit Committee of the Board of Directors. He has been Executive Vice President of Plancorp, Inc. since 2001. He served as Executive Vice President of LMI Aerospace from 1998 to 2001. Prior to that time, Mr. LeGrand was a partner of KPMG LLP for more than 20 years.

       Mr. LaBarge has been a Director since 1981. He assumed the positions of Chief Executive Officer and President in 1991. Prior to that time, he was Vice President-Marketing of the Electronics Division of the Company (1975 to 1979), President of the Electronics Division of the Company (1979 to 1986), Vice President of the Company (1981 to 1986) and President and Chief Operating Officer of the Company (1986 to 1991). Mr. LaBarge is also a director and member of the Audit Committee of both TALX Corporation and Young Innovations, Inc.

       Mr. Shanahan became a Director in 1987 and serves as a member of the Human Resources Committee and the Nominating Committee of the Board of Directors. He has been Executive Vice President, General Counsel and a director of Pacholder Associates, Inc., an investment advisory firm, since 1986.

       Mr. Thomas became a Director in 1997 and serves as Chairman of the Human Resources Committee and the Nominating Committee of the Board of Directors. Since 1982, he has been President, Chief Executive Officer and Chairman of the Board of Coin Acceptors, Inc., a world leader in the design and manufacture of coin mechanisms, bill validators, control systems, and vending machines. Mr. Thomas serves on the Board of Directors of U.S. Bancorp, is Chairman and Chief Executive Officer of Royal Vendors, Inc. and is also Chairman and Chief Executive Officer of Money Controls, Ltd.

Meetings of the Board of Directors and Fees

       The Board of Directors of the Company held five meetings in fiscal 2004. Each Director attended at least 75% of the meetings of the Board and its Committees on which he served in fiscal 2004, with exception of Mr. Chapman. Members of the Board of Directors who are not employees of the Company receive $1,500 for each Board meeting attended, $1,000 for each Audit Committee meeting attended; $750 for each Human Resources Committee meeting attended and $500 for attendance at the Company's Annual Meeting. All Directors receive a quarterly retainer of $2,500 with Committee Chairs receiving an additional $1,000. Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and Committees.

Committees

       The Board of Directors has standing Audit and Human Resources Committees. The Audit Committee is composed of Messrs. Chapman, Helmkamp and LeGrand (Chairman). The Human Resources Committee is composed of Messrs. Clark, Shanahan and Thomas (Chairman). The Board formed a Nominating Committee on August 25, 2004. Nominating Committee members are Messrs. Clark, Shanahan and Thomas (Chairman).

Audit Committee

       The Audit Committee, which met four times in fiscal 2004, oversees accounting and internal control matters and appoints the independent auditors to audit the Company's financial statements. The Committee's report on its activities for fiscal 2004 is on page 11. Fees paid to the independent auditors in fiscal 2004 are provided on page 10. The Committee's charter is available on the Company's Web site at www.labarge.com.

The Committee is composed entirely of directors whom the Board has determined are "independent" as defined by relevant rules of the Securities and Exchange Commission and the American Stock Exchange.

Human Resources Committee

       The Human Resources Committee, which met three times in fiscal 2003, serves as the Board Compensation Committee. The committee oversees compensation for the Company's chief executive officer and other senior executives. The Committee's report on executive compensation appears on page 8. The Committee's charter is available on the Company's Web site at www.labarge.com.

The Committee is composed entirely of directors whom the Board has determined are "independent" as defined by relevant rules of the Securities and Exchange Commission and the American Stock Exchange.

Nominating Committee

        The Nominating Committee was formed on August 25, 2004 and will be responsible to nominate qualified individuals for membership on the Company's Board of Directors. The charter of the Nominating Committee is available on the Company's Web site at www.labarge.com.

The Committee is composed entirely of directors whom the Board has determined are "independent" as defined by relevant rules of the Securities and Exchange Commission and the American Stock Exchange.

The Board of Directors Recommends that you vote "FOR" election of its Nominees for Director.

Communication with the Board of Directors

       Stockholders may communicate with any and all members of the Company's Board of Directors by transmitting correspondence by mail addressed to one or more directors by name (or to the Chief Executive, for a communication addressed to the entire Board of Directors) at the following address and fax number: Name of the Director(s), c/o Corporate Secretary, LaBarge, Inc., 9900A Clayton Road, St. Louis, Missouri 63124, Fax No.: 314-812-9438. Communications from the Company's stockholders to one or more directors will be monitored by the Company's Corporate Secretary and the Chief Executive Officer, and will bring any significant issues to the attention of the appropriate Board member.

       It is the Company's policy that directors are expected to attend the Annual Meeting of Stockholders, and in 2003, the following directors were in attendance: Robert G. Clark, John G. Helmkamp, Craig E. LaBarge, Lawrence J. LeGrand and Jack E. Thomas, Jr.

Director Nominations

       Director candidates are nominated by the Nominating Committee. The Nominating Committee investigates and assesses the background and skills of potential candidates for directors. The Committee seeks to create a board that will bring a broad range of experience, knowledge and judgment to the Company. The committee does not have specific minimum qualifications that must be met by a candidate for election to the Board of Directors in order to be considered for nomination by the committee. When the committee reviews a potential new candidate, the committee looks specifically at the candidate's qualifications in light of the needs of the Board and the Company at that time given the current mix of director attributes.

       Upon identifying a candidate for serious consideration, one or more members of the Nominating Committee would initially interview such candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other committee members (individually or as a group), meet the Company's executive officers and ultimately meet many of the other directors. The Nominating Committee would elicit feedback from all persons who met the candidate and then determine whether or not to nominate the candidate. The process is the same whether the candidate is recommended by a stockholder, another director, management or otherwise. The Company does not pay a fee to any third party for the identification or evaluation of candidates.

       Stockholders who wish to recommend director candidates for the next Annual Meeting of Stockholders should notify the Nominating Committee no later than March 15th of each year. Submissions are to be addressed to the Nominating Committee c/o the Company's Corporate Secretary at LaBarge, Inc., 9900A Clayton Road, St. Louis, Missouri 63124, which submissions will then be forwarded to the committee. The Nominating Committee would then evaluate the possible nominee using the criteria established by it and would consider such person in comparison to all other candidates. The Nominating Committee is not obligated to nominate any such individual for election. No such stockholder nominations have been received by the Company for this Annual Meeting. Accordingly, no rejections or refusals of such candidates have been made by the Company.

Executive Officers The following table sets forth certain information, as of September 22, 2004, with respect to the executive officers of the Company.

Name		Age	Position(s) with the Company

Craig E. LaBarge	.......................	53	Chief Executive Officer, President and Director
Randy L. Buschling	.....................	44	Vice President and Chief Operating Officer
Donald H. Nonnenkamp	................	52	Vice President, Chief Financial Officer and Secretary
John R. Parmley	........................	50	Vice President - Sales and Marketing
Vernon R. Anderson	...................	57	Vice President - Operations
Teresa K. Huber	.......................	41	Vice President

Mr. LaBarge - For biographical information, see "Proposal 1: Election of Directors" on page 2.

       Mr. Buschling joined the Company in 1998. He is currently Vice President and Chief Operating Officer of the Company. He served as Senior Vice President of the Company's Manufacturing Services Group from 1999 to 2002 and as Vice President-Aerospace and Defense Business Unit from 1998 to 1999. Prior to joining the Company, Mr. Buschling was General Manager of Watlow Electric Manufacturing Company's Systems Division for more than five years.

       Mr. Nonnenkamp joined the Company in 1999 and currently serves as Vice President, Chief Financial Officer and Secretary. Previously, he was Vice President and Treasurer for Esco Electronics Corporation from 1993 to 1999. Prior to joining Esco, Mr. Nonnenkamp served as Vice President and Chief Financial Officer for Clark Oil and Refining Corporation.

       Mr. Parmley joined the Company in 1997 and became Vice President-Sales and Marketing for the Manufacturing Services Group in 1999. He was Account Manager-Aerospace and Defense Business Unit from 1997 to 1999. Previously, Mr. Parmley was employed by Eagle-Picher Industries, Inc., where he served in various sales and management positions from 1991 to 1997.

       Mr. Anderson joined the Company in 1978 and became Vice President-Operations in 2002. Mr. Anderson previously served as Divisional General Manager (2001-2002) and General Manager of the Joplin, Missouri, facility for more than five years.

       Ms. Huber joined the Company in 2004 through the acquisition of Pinnacle Electronics on February 17. Prior to joining LaBarge as Vice President, Ms. Huber was Chief Operating Officer of Pinnacle Electronics LLC from 2002-2004. Previously, Ms. Huber was employed by Sony Electronics, Inc. in various management positions from 1992-2002.

Summary Compensation Table

       The following table sets forth information concerning the compensation of the Chief Executive Officer and the four other most highly compensated executives who served in such capacities as of June 27, 2004, for the fiscal years indicated.

		Annual Compensation (1)		Long-Term Awards Payouts

Name and Principal Position	Fiscal Year	($) Salary	($) (2) Bonus	(#) Options	($) LTIP (2) Payouts (3)	($) All Other Compensation (4)

Craig E. LaBarge Chief Executive Officer and President	2004 2003 2002	420,263 412,676 394,469	405,000 100,000 125,000	65,000 15,513 109,675	146,800 0 0	16,248 15,256 62,445

Randy L. Buschling Vice President and Chief Operating Officer	2004 2003 2002	266,160 259,653 224,847	232,500 43,500 78,000	75,000 0 69,550	0 0 0	14,997 13,503 26,075

Donald H. Nonnenkamp Vice President, Chief Financial Officer and Secretary	2004 2003 2002	237,143 232,077 220,735	172,500 45,000 65,000	47,000 0 34,085	0 0 0	13,359 12,646 33,492

John R. Parmley Vice President-Sales and Marketing	2004 2003 2002	194,690 188,010 179,865	139,500 45,000 62,993	37,500 0 43,260	0 0 0	12,580 10,140 9,972

Vernon R. Anderson Vice President - Operations	2004 2003 2002	191,033 182,177 152,888	139,500 31,000 43,898	37,500 0 12,500	0 0 0	13,489 11,569 29,866

(1)	Includes compensation amounts earned during the fiscal years shown, but deferred pursuant to individual deferred compensation agreements with the Company.

(2)	Bonus amounts and Long-Term Incentive Plan ("LTIP") payouts are earned in the fiscal year shown and paid in the subsequent fiscal year.

(3)

Under the terms of the Company's LTIP, awards to the Chief Executive Officer is paid 50% in cash and 50% in non-qualified stock options. Payouts to all other participants are in non-qualified stock options.

(4)	Includes the following by individual for the fiscal year ending June 27, 2004:
Name		Company Match on 401(k) Deferrals ($)	Use of Auto ($)

Craig E. LaBarge	........................................	3,087	13,161
Randy L. Buschling	.....................................	3,089	11,908
Donald H. Nonnenkamp	................................	3,609	9,750
John R. Parmley	.........................................	3,215	9,365
Vernon R. Anderson	....................................	3,765	9,724

Option Grants in Last Fiscal Year

       The following table sets forth all stock options granted to the named executives during the fiscal year ended June 27, 2004.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation of Option Term
	Individual Grants

Name	Number of Securities Underlying Options Granted (#) (a)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date

					5% ($)	10% ($)

Craig E. LaBarge	65,000	20.2	3.56	8/11/2013	145,600	368,550

Randy L. Buschling	75,000	23.3	3.56	8/11/2013	168,000	425,250

Donald H. Nonnenkamp	47,000	14.6	3.56	8/11/2013	105,280	266,490

John R. Parmley	37,500	11.7	3.56	8/11/2013	84,000	212,625

Vernon R. Anderson	37,500	11.7	3.56	8/11/2013	84,000	212,625

(a)	Options become exercisable on August 11, 2005 or immediately after a change in control.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

       The following table sets forth all stock options exercised by the named executives during the fiscal year ended June 27, 2004, and the number and value of unexercised options held by such executives at fiscal year end.

	Shares Acquired on Exercise (#)	Value Realized ($) (b)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised "In the Money" Options at Fiscal Year End ($) (a)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Craig E. LaBarge	25,000	30,813	380,408	239,192	1,678,881	1,002,819

Randy L. Buschling	0	0	132,905	143,913	621,353	597,984

Donald H. Nonnenkamp	0	0	86,829	89,841	410,271	372,462

John R. Parmley	0	0	75,844	71,046	352,278	294,965

Vernon R. Anderson	0	0	44,000	37,500	201,320	139,500

(a)	Options are "in the money" if the market value of the shares covered thereby is greater than the option exercise price. Market value of a share at June 27, 2004 was $7.28.

(b)	Value realized is the difference between the market value of a share on the exercise date and the exercise price per share, times the number of shares exercised.

Human Resources Committee
Report on Executive Compensation

       LaBarge, Inc. has had an independent Human Resources Committee (the "Committee") since 1981. The Committee is made up of three independent directors appointed annually by the Board of Directors (the "Board"). The principal responsibilities of the Committee include the following:

*

Review and recommend to the Board the annual salary, incentive compensation, including performance awards under the 1999 Non-Qualified Stock Option Plan, and other benefits of the chief executive officer and other members of executive management.

The Company's compensation practices are designed to achieve certain fundamental objectives, including to:

*	Attract and retain talented key executives;
*	Set competitive compensation levels;
*	Provide incentives which focus performance on the achievement of Company objectives; and
*	Align executive compensation, including the award of stock options, with the interest of the stockholders.

       To assist the Committee, the Company has, for more than 10 years, contracted with an independent compensation and benefits consulting firm. This firm periodically evaluates each of the key management positions within the Company. The evaluation is based upon such criteria as the size and scope of the job, specific technical and managerial skills required, and the impact of the specific job on Company results.

       Using the evaluations of each job and data on the compensation practices of over 500 industrial companies in the U.S., the consultants recommend ranges for both base salary and bonus opportunity. The range for base salary is wide (plus or minus 20% from a mid-point) to accommodate a variety of individual criteria, including competitive factors and specific job performance over time. The recommended range for bonus opportunity is also wide, plus or minus 50% from a mid-point. The Committee believes that executives should be paid a base salary that is within the recommended range. Actual bonus payments may range from zero to the recommended high point or greater.

       Each year, the CEO makes recommendations to the Committee regarding proposed salary changes and bonus payments, if any. The recommendations, and the Committee's evaluation of them, are based upon a variety of criteria including profit performance to plan, cash flow, customer development, the accomplishment of specific important objectives and many subjective factors. All of these factors were considered in determining the salaries and bonuses for 2004. These factors are also considered in establishing the compensation of the Chief Executive Officer.

       In determining the CEO's total compensation, the Committee considered Mr. LaBarge's level of responsibility, leadership and overall contribution as Chief Executive Officer. In particular, the following were considered by the Committee for fiscal 2004: the significant growth in sales and earnings, the increase in backlog to record levels, and the successful acquisition and integration of Pinnacle Electronics.

Committee members:	Jack E. Thomas, Jr., Chairman
Robert G. Clark
James P. Shanahan, Jr.

Employment Agreement with Named Executive Officer

       In 1999, the Company entered into an Executive Severance Agreement ("Agreement") with Donald H. Nonnenkamp, Vice President, Chief Financial Officer and Secretary of the Company. The Agreement provides that, following a Change of Control (as defined by the Agreement), the Company will continue to employ Mr. Nonnenkamp for a period not less than one year at his place of employment immediately prior to the Change of Control or within 50 miles thereof. During that period, Mr. Nonnenkamp would be entitled to a base salary in the amount not less than the annualized base salary paid or payable to him during the month immediately preceding the month in which the Change of Control occurs. He would also be entitled to an annual bonus equal to the same percentage of his base salary as the average bonuses paid to Mr. Nonnenkamp in each of the five fiscal years most recently ended were to his base salary in those years, after disregarding the highest and lowest of such percentages. Mr. Nonnenkamp would also be entitled, during such one-year period, to all pension, welfare and other employee benefits, fringe benefits and perquisites in amounts and on terms no less favorable than those to which he was entitled on the date of the Change of Control. The Agreement also provides that, in the event of termination of Mr. Nonnenkamp's employment during such one-year period for reasons other than death, disability, or Cause (as defined by the Agreement) or voluntarily by Mr. Nonnenkamp without Good Reason (as defined by the Agreement), Mr. Nonnenkamp would be entitled to a lump sum payment from the Company equal to the sum of: (i) his salary and other compensation not yet paid by the Company through the date of termination; (ii) a bonus prorated for the portion of the year through the date of termination; (iii) the product of three times the sum of (x) Mr. Nonnenkamp's salary plus (y) the bonus to which he would have been entitled for the full fiscal year; plus (iv) vacation pay. The Company would also be required to provide to Mr. Nonnenkamp for three years after termination all medical, hospitalization, disability and certain other benefits in amounts and on terms not less favorable than those to which he was entitled at the time of termination. If the foregoing amounts were not paid when due, they would bear interest at the rate of 15% per annum. The Agreement provides for appropriate adjustments of such payments if they would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

Compensation Committee Interlocks and insider Participation

       None of the Company's executive officers serves as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Company's Board of Directors or the Human Resources committee. None of the current members of the Human Resources Committee has ever been an officer or employee of the Company or any of its subsidiaries.

PROPOSAL 2:	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       KPMG LLP ("KPMG") has been appointed as independent accountants for the Company for the fiscal year ending July 1, 2005 by the Audit Committee with the approval of the Board of Directors. KPMG has been the Company's independent accountants since 1980. Although the appointment of independent accountants does not require the approval of Common Stockholders, the Board of Directors believes Common Stockholders should participate in the appointment through ratification. A representative of KPMG is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if he so desires, and he is expected to be available to respond to appropriate questions raised orally at the meeting.

       The affirmative vote of the holders of a majority of the outstanding shares of Common Stock casting a vote at the Annual Meeting is necessary for the ratification of the selection of the independent accountants.

Independent Auditors' Fees KMPG LLP served as the independent public accountants for the fiscal year ending June 27, 2004.

Aggregate fees for professional services rendered for the Company by KPMG LLP for the fiscal years ended June 27, 2004 and June 30, 2003.
	Fiscal Year Ended

	June 27, 2004	June 29, 2003

Audit fees	$240,827	$197,400
Audit-related fees	---	---
Tax fees	90,170	201,665
All other fees	---	---

       Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Company and the review of documents filed by the Company with the Securities and Exchange Commission.

       Tax fees were related to tax compliance, tax planning and tax advice related to a number of projects.

       The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company's independent auditor. This policy generally provides that the Company will not engage the independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee. The Audit Committee has granted the Vice President and Chief Financial Officer the authority to engage KPMG LLP for audit-related and tax fees not exceeding $25,000. Such engagements are then formally approved by the Audit Committee at its next meeting. 91% of audit-related fees and tax fees for 2004 were pre-approved by the Audit Committee. The remainder was approved by the Vice President and Chief Financial Officer pursuant to the de minimis exception discussed above.

The Board of Directors Recommends that you vote "FOR" Ratification of the Selection of KPMG LLP for Fiscal 2005.

Report of the Audit Committee

       The primary role of the Audit Committee is oversight of the Company's financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated statement. The Board, in its business judgment, has determined that the members of the Audit Committee are "independent" and "financially literate" as required by the American Stock Exchange. In addition, the Board has determined, in its business judgment, that Lawrence J. LeGrand and Robert H. Chapman qualify as a "financial expert" as that term is defined by the Securities and Exchange Commission. The Committee acts under a charter. The Committee reviews the adequacy of the charter at least annually.

       Committee members are not professionally engaged in the practice of accounting or auditing, and are not experts under the Securities Act of 1933 in either of those fields or in auditor independence. In carrying out its responsibilities, the Committee looks to management and the independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the Company's consolidated financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

       In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited consolidated financial statements. Management and the independent auditors told the Audit Committee that the Company's financial statements were fairly stated in accordance with generally accepted accounting principles. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 relating to independence discussions with audit committees and has considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

       The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

       In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 27, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee has retained KPMG LLP to audit the Company's financial statements for fiscal 2005.

Committee Members:	Lawrence J. LeGrand, Chairman
Robert H. Chapman
John G. Helmkamp, Jr.

Voting Securities and Ownership Thereof By Management and Certain Beneficial Owners

       Set forth below is information as of September 22, 2004, concerning all persons known to the Company to be beneficial owners of more than 5% of the Common Stock outstanding on the Record Date, and beneficial ownership of Common Stock by each Director and nominee for Director of the Company, each Executive Officer of the Company and all Executive Officers and Directors as a group (unless otherwise indicated, such ownership represents sole voting and sole investment power).

Name and Address of Beneficial Owners (1)	Shares Beneficially Owned	Percent of Class

Directors and Executive Officers:

Vernon R. Anderson	107,188 - (2) (4)	*

Randy L. Buschling	174,528 - (2) (4)	1.1%

Robert H. Chapman	2,600	*

Robert G. Clark	6,700	*

John G. Helmkamp, Jr.	507,196 - (3)	3.2%

Teresa K. Huber	5,650 - (4)	*

Craig E. LaBarge	2,380,579 - (2) (4) (5) (6) (7) (8)	15.0%

Lawrence J. LeGrand	1,747,125 - (9) (10)	11.0%

Donald H. Nonnenkamp	1,043,235- (2) (4)	6.6%

John R. Parmley	111,887 - (2) (4)	*

James P. Shanahan, Jr.	84,000	*

Jack E. Thomas, Jr.	2,000	*

All executive officers and directors as a group	5,239,216	33.0%

5% Stockholders:

Pierre L. LaBarge, Jr. Revocable Living Trust
c/o Plancorp, Inc. 1350 Timberlake Manor Parkway Suite 100 Chesterfield MO 63017	1,742,125 - (10)	11.0%

Joanne V. Lockard c/o Plancorp, Inc. 1350 Timberlake Manor Parkway Suite 100 Chesterfield MO 63017	1,754,910 - (10) (11)	11.0%

Leo V. Garvin, Jr. c/o Plancorp, Inc. 1350 Timberlake Manor Parkway Suite 100 Chesterfield MO 63017	1,742,125 - (10)	11.0%

Royce & Associates 1414 Avenue of the Americas New York, NY 10019	806,000 - (12)	5.1%

* Less than 1%
(1)	The address of each Executive Officer and Director is c/o LaBarge, Inc., 9900A Clayton Road, St. Louis, Missouri, 63124.

(2)

Includes options exercisable within 60 days for the following number of shares under the 1993 and 1995 Incentive Stock Option Plans and the 1999 Non-Qualified Plan: Vernon R. Anderson - 44,000; Randy L. Buschling - 169,270; Craig E. LaBarge - 495,378; Donald H. Nonnenkamp - 108,763; John R. Parmley - 93,717. All executive officers and directors as a group - 911,128 shares.

(3)

Includes 3,800 shares held by Mr. Helmkamp's spouse in her name, 5,911 shares in her IRA and 35,000 shares held in a trust, of which she acts as trustee. Also includes 57,900 shares held in three trusts for the benefit of Mr. Helmkamp's children and 65,000 shares held in a charitable remainder trust; Mr. Helmkamp is trustee of the aforesaid trusts. Mr. Helmkamp disclaims beneficial ownership of all these shares.

(4)

Includes the following number of shares held in employee contribution and Company match accounts, respectively, of the Benefit Plan: Vernon R. Anderson, 43,335 and 15,060; Randy L. Buschling, 0 and 5,258; Teresa K. Huber, 0 and 150, Craig E. LaBarge, 108,009 and 125,458; Donald H. Nonnenkamp, 0 and 4,136; and John R. Parmley, 0 and 5,114. The named persons have sole voting power with respect to shares held in their contribution and (except as noted below) employer match accounts, sole dispositive power with respect to shares held in their contribution accounts and no dispositive power with respect to shares held in their Company match accounts. In addition, Messrs. LaBarge and Nonnenkamp, as administrators of the Benefit Plan, have shared dispositive power and no voting power (except for shares held in their own accounts) as to 933,472 shares held in the employer match accounts of the Benefit Plan. Messrs. LaBarge and Nonnenkamp disclaim beneficial ownership of all shares held in the Company match accounts of employees other than themselves.

(5)	Includes 10,668 shares held by two trusts for the benefit of one nephew and one niece, of which trusts Mr. LaBarge is a co-trustee and in which shares Mr. LaBarge disclaims beneficial ownership.

(6)

Includes 70,548 shares held by Mr. LaBarge's spouse in her name, 34,000 shares held in her IRA, and 11,042 shares as custodian for their two minor children. Mr. LaBarge disclaims beneficial ownership of these shares.

(7)	Includes 18,172 shares held by a trust for two minor children of Mr. LaBarge. Mr. LaBarge is a co-trustee and disclaims beneficial ownership.

(8)	Includes 678,540 shares owned in Mr. LaBarge's individual capacity, 750 shares owned jointly with his spouse and 20,000 shares held in his IRA.

(9)	Includes 5,000 shares held in Mr. LeGrand's individual capacity.

(10)

Includes 1,742,125 shares held by the Pierre L. LaBarge Revocable Living Trust for which Ms. Lockard and Messrs. Garvin and LeGrand serve as co-trustees and as to which they have shared voting and dispositive power. Each of the co-trustees disclaims beneficial ownership of these shares.

(11)

Includes 5,406 shares owned jointly with Ms. Lockard's spouse as to which she has shared voting and dispositive power and 7,379 shares held in the Company's 401(k) plan as to which she has sole voting power.

(12)	Information submitted on Form 13F filed August 4, 2004.

Section 16(a) Beneficial Ownership Compliance

       Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and beneficial owners of more than 10% of the Company's outstanding shares of Common Stock file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission and the American Stock Exchange to report their holdings of the Company's shares and changes thereto.

       Based on its review of copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during fiscal 2004 all filing requirements were timely completed.

Performance Graph

       Five-Year Total Return. The following graph compares the cumulative total stockholder return (stock price appreciation plus dividend) on the Company's Common Stock with the cumulative total return of the American Stock Exchange market value and two peer groups.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
AMONG LABARGE, INC., THE AMEX MARKET VALUE (U.S. & FOREIGN) INDEX
AND TWO PEER GROUPS

* Based on $100 invested on 6/30/99 in stock or index including reinvestment of dividends, for the period    June 30, 1999 through June 30, 2004.

       The old peer group consists of the following companies: Cubic Corporation, EDO Corporation, Miltope Group, Inc., Esterline Technologies Corporation and Sparton Corporation. The new peer group, selected on the basis of their market capitalization and similarity of businesses, consists of the following companies: KeyTronicEMS, SigmaTron International, Sparton Corporation, Suntron Corporation, Sypris Solutions and Three-Five Systems. The Company believes the new peer group is more representative of its industry and size.

PROPOSAL 3:	APPROVAL OF LONG-TERM INCENTIVE PLAN

       On September 10, 2004, the Company's Board of Directors adopted, subject to stockholder approval, the LaBarge, Inc. 2004 Long Term Incentive Plan, referred to below as the 2004 Plan. Up to 850,000 shares of the Company's Common Stock, subject to adjustment in the event of stock splits and other similar events, may be issued pursuant to awards granted under the 2004 Plan. As of September 22, 2004, a total of 712 shares of Common Stock remained available for grant under the Company's other existing stock option plans.

       The purpose of the 2004 Plan will be to foster and promote the long-term financial success of the Company and increase shareholder value by motivating performance through incentive compensation. The 2004 Plan is designed to encourage director and employee ownership in the Company, attract and retain talent, and enable employees and directors to participate in the long-term growth and financial success of the Company. The Board of Directors believes that the Company's future success depends upon the Company's ability to maintain a competitive position in attracting, retaining and motivating key employees. In the event the 2004 Plan is not adopted at the Annual Meeting, the Board of Directors will reconsider the alternatives available to help attract, retain and motivate key employees.

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting is required for adoption of the 2004 Plan. Broker non-votes will not be counted as votes in favor of the 2004 Plan. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the 2004 Plan.

Description of the 2004 Plan

The following is a brief summary of the 2004 Plan, a copy of which is attached as Appendix A to this proxy statement. The following summary is qualified in its entirety by reference to the 2004 Plan.

Types of Awards

       The 2004 Plan provides for the grant of (a) incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, (b) non-qualified stock options, (c) stock appreciation rights ("SARs"), (d) restricted stock, and (e) performance units, collectively referred to herein as awards.

Stock Options

       The Human Resources Committee of the Board of Directors is authorized to grant stock options to participants. The stock options may be either non-qualified stock options ("NSO") or (in the case of grants to employees) incentive stock options ("ISO"). The exercise price of any stock option for a share of Common Stock must be equal to or greater than the fair market value of a share of Common Stock on the date the stock option is granted. The term of a stock option cannot exceed ten (10) years.

       Subject to the terms of the 2004 Plan, the option's terms and conditions, which include but are not limited to, exercise price, vesting, treatment of the award upon termination of employment, and expiration of the option, would be determined by the Human Resources Committee.

       The 2004 Plan permits the following forms of payment of the exercise price of options: (a) payment by cash or certified check, (b) payment by delivery of shares of Common Stock if held for a specified period of time; (c) payment in connection with a "cashless exercise" through a broker; (d) withholding of Common Stock subject to the option; or (e) any combination of these forms of payment.

Stock Appreciation Rights

       The Human Resources Committee may in its discretion grant a SAR to a participant. The terms and conditions of the award would be set forth in an award agreement. SARs may be exercised at such times and be subject to such other terms, conditions, and provisions as the Human Resources Committee may impose.

       A SAR would entitle the participant to surrender any then exercisable portion of the SAR. In exchange, the participant would receive shares of Common Stock, which may be restricted, valued at the fair market value on the date the SAR is exercised in an amount equal to the product of (i) the excess of the fair market value of a share of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was issued, and (ii) the number of shares of Common Stock subject to the SAR.

Restricted Stock

       The Human Resources Committee may grant awards of restricted stock. Restricted stock may not be sold, transferred, pledged, or otherwise transferred until the time, or until the satisfaction of such other terms, conditions, and provisions (typically, continuation of employment), as the Human Resources Committee may determine. When the period of restriction on restricted stock terminates, the restrictions on the shares of Common Stock would lapse and the shares would become transferable. Unless the Human Resources Committee otherwise determines at the time of grant, restricted stock carries with it full voting rights and other rights as a stockholder, including rights to receive dividends and other distributions. Generally, if employment of an employee holding shares of restricted shares of Common Stock terminates because of death or disability, the restrictions will lapse and the shares will become fully vested. If the employee's employment terminates for any other reason, shares subject to restrictions will be forfeited.

Performance Units

       The Human Resources Committee may grant awards of performance units which will consist of the right to receive restricted stock or cash. The terms and conditions of such awards would be set forth in an award agreement. Such awards would be earned only if performance goals established for performance periods are met.

       Performance units under the 2004 Plan may be made subject to the attainment of performance goals established by the Human Resources Committee. No performance-based awards shall be payable to any participant until the Human Resources Committee determines that the objective performance goals have been satisfied.

Eligibility to Receive Awards

       Non-employee members of the Board of Directors and employees of the Company and its affiliates are eligible to be granted awards under the 2004 Plan. As of September 22, 2004, approximately 35 persons were eligible to receive awards under the 2004 Plan, including 6 executive officers and 6 non-employee directors. The maximum number of shares with respect to which awards may be granted to any participant under the 2004 Plan may not exceed 150,000 shares in any calendar year.

Administration

       The Human Resources Committee of the Company's Board of Directors will administer the 2004 Plan. The Committee will have the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2004 Plan and to interpret the provisions of the 2004 Plan.

       Subject to any applicable limitations contained in the 2004 Plan, the Human Resources Committee will select the recipients of awards and determine (a) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (b) the exercise price of options, (c) the duration of options and (d) the number of shares of Common Stock subject to any stock-based awards and the terms and conditions of such awards.

       The Human Resources Committee is required to make appropriate adjustments in connection with the 2004 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

       If an award expires or is terminated, surrendered, canceled or forfeited, the Human Resources Committee may include for distribution under the 2004 Plan any unissued shares of Common Stock that were subject to such award.

Other Key Provisions

       No award may be made under the 2004 Plan after November 16, 2014, but the exercise date of awards previously granted may extend beyond that date. The Company's Board of Directors may amend, alter or discontinue the 2004 Plan, but no amendment, alteration, or discontinuation may be made that would impair rights under an award theretofore granted without the participant's consent.

       Unless the Human Resources Committee determines otherwise, awards, to the extent not exercised (or, in the case of restricted stock awards not vested), shall be forfeited by a participant who is terminated by the Company for cause or who voluntarily terminates his or her employment. This includes termination by the Company if the participant violates any non-compete or non-solicitation agreement with the Company. In the event a participant's employment is terminated because of death, disability, or by the Company without cause, and, in the case of performance units, retirement, awards granted under the 2004 Plan will remain exercisable for periods ranging from 90 days to one year, depending on the type of grant, but in no case beyond the date the grant terminates by its terms.

       In the event of a change in control (as defined in the 2004 Plan), stock options and SARs will become fully exercisable, all restrictions on restricted stock awards will lapse and all performance goals and conditions of all performance units will be deemed to have been satisfied in full. In the case of performance units, units shall be fully distributed one year following the change of control. If the participant leaves the Company's employment prior to the end of such year for any reason other than retirement, death, disability or for good reason (as defined in the 2004 Plan), such performance awards will be forfeited.

If stockholders do not approve the adoption of the 2004 Plan, the Board of Directors will consider other alternative arrangements based on its assessment of the Company's needs.

U.S. Federal Income Tax Consequences

       The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2004 Plan and with respect to the sale of Common Stock acquired under the 2004 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options (ISOs)

       A participant does not recognize taxable income upon the grant or upon the exercise of an ISO. Upon the sale of ISO shares, the participant recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the selling price of those shares on the date of sale. The income is taxed at the long-term capital gains rate if the participant has not disposed of the stock within two (2) years after the date of the grant of the ISO and has held the shares for at least one (1) year after the date of exercise, and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when a participant dies.

The exercise of an ISO may in some cases trigger liability for the alternative minimum tax.

       If a participant sells or makes a gift of ISO shares before having held them for a period ending as of the later of one (1) year after the date of exercise and two (2) years after the date of grant, the participant recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale or, in the case of a gift, the difference between the exercise price and the fair market value of the stock on the date of the gift; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain, in the case of a sale, is treated as long-term or short-term capital gain depending upon how long the participant has held the ISO shares prior to disposition. In the year of disposition, the Company will accrue a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes as a result of the disposition.

Non-Qualified Stock Options (NSOs)

       A participant who exercises a NSO generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option, referred to below as NSOs, on the exercise date over the exercise price.

       With respect to any NSOs, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSOs, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSOs and the participant's tax basis in the NSOs. This capital gain or loss will be a long-term gain or loss if the participant has held the NSOs for more than one year before the date of the sale. The Company will accrue an income tax deduction in an amount equal to the ordinary income that the participant recognizes upon the exercise of the NSO.

Restricted Stock

       A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares on the date the shares become freely transferable or no longer subject to substantial risk of forfeiture less the cash, if any, paid for the shares, in connection with the restricted stock award.

       A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. The Company will receive a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income). If a participant elects to recognize income on the date the restricted stock is received and subsequently forfeits the stock, he or she will not be able to deduct for income tax purposes the amount which was taxed to the individual at the time of grant.

Other Awards

       In the case of an exercise of a SAR or an award of performance units, the participant would recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. However, any restricted shares of Common Stock received in connection with the exercise of a SAR or performance unit will be taxed as described in the previous section addressing the taxation of restricted stock. In that taxable year, the Company would receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

Million Dollar Deduction Limit

       Pursuit to Section 162(m) of the Internal Revenue Code, the Company may not deduct compensation of more than one million dollars ($1,000,000) dollars that is paid to an individual who, on the last day of the taxable year, is either the Company's chief executive officer or is among one of the four other most highly-compensated officers for that taxable year as reported in the Company's proxy statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. It is intended that awards in the form of stock options, performance-based restricted stock, performance units, SARs, and cash payments under annual incentive awards granted pursuant to the 2004 Plan constitute qualified performance-based compensation and, as such, will be exempt from the one million dollar ($1,000,000) limitation on deductible compensation.

New Plan Benefits - 2005

       Because benefits under the 2004 Long Term Incentive Plan will depend on the Human Resources Committee's actions and the fair market value of the Company's Common Stock at various future dates, it is not possible to determine the benefits that will be received by non-employee directors, executive officers and other employees for fiscal 2005 if the plan is approved by the stockholders. On September 22, 2004, the closing price of the Company's Common Stock was $8.49.

The Board of Directors Recommends that you Vote "FOR" the Proposal to Approve the LaBarge, Inc. 2004 Long Term Incentive Plan.

Equity Compensation Plan Information

       The following table contains certain information as of September 22, 2004 with respect to options granted and outstanding under the Company's three stock option plans, shares available for purchase as of that date under the Company's employee stock purchase plan, weighted average exercise price of outstanding options, warrants and rights, and number of securities remaining available for future issuance under these plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans [excluding securities reflected in column (a)]
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,625,374	$3.07	712

Equity compensation plans not approved by security holders	---	---	---

Total	1,625,374	$3.07	712

STOCKHOLDER PROPOSALS

Stockholder Proposals for Next Year

       Any stockholder proposal to be considered for inclusion in the Proxy Statement for the next Annual Meeting, which is expected to be held in November 2005, must be received by the Company in writing at its principal office at the address listed on page 1 hereof no later than June 15, 2005. The deadline for written notice of a proposal for which the stockholder will conduct his or her own solicitation is August 31, 2005.

SEC Form 10-K

       Stockholders may obtain a copy of the Company's Annual Report on Form 10-K without charge by writing to the Secretary at the address listed on page 1 or by visiting the Company's Web site at www.labarge.com.

Code of Ethics

       The Company has adopted a Code of Ethics applicable to its principal executive officer, principal financial officer and principal accounting officer. This Code of Ethics can be viewed on the Company's Web site at www.labarge.com. Any future amendments or waivers of the Code of Ethics will be promptly disclosed on the Company's Web site to the extent permissible by the rules and regulations of the SEC and any exchange upon which the Company's Common Stock may be listed.

Other Matters

       As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interest of the Company on such matters.
By Order of the Board of Directors LaBarge, Inc.,

/S/DONALD H. NONNENKAMP

Donald H. Nonnenkamp
Vice President, Chief Financial Officer and Secretary

St. Louis, Missouri
October 15, 2004

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APPENDIX A
LaBarge, Inc. 2004 Long Term Incentive Plan

{LOGO}

LaBarge, Inc.

2004 Long Term Incentive Plan

TABLE OF CONTENTS

ARTICLE I ESTABLISHMENT AND PURPOSE                                                        1

1.1  Establishment                                                                                                            1

1.2  Purposes                                                                                                                    1

ARTICLE II DEFINITIONS                                                                                           1

2.1  "Affiliate"                                                                                                                 1

2.2  "Agreement"                                                                                                             1

2.3  "Award"                                                                                                                    1

2.4  "Beneficiary"                                                                                                            1

2.5  "Board of Directors" or "Board"                                                                               2

2.6  "Cause"                                                                                                                     2

2.7  "Change in Control"                                                                                                 2

2.8  "Code"                                                                                                                      2

2.9  "Commission"                                                                                                           3

2.10  "Committee"                                                                                                           3

2.11  "Common Stock"                                                                                                    3

2.12  "Company"                                                                                                             3

2.13  "Covered Employee"                                                                                              3

2.14  "Disability"                                                                                                             3

2.15    "Effective Date"                                                                                                    3

2.16    "Exchange Act"                                                                                                     4

2.17    "Exercise Price"                                                                                                      4

2.18    "Fair Market Value"                                                                                               4

2.19    "Fiscal Year"                                                                                                          4

2.20    "Grant Date"                                                                                                           4

2.21    "Incentive Stock Option"                                                                                       4

2.22    "Non-Qualified Stock Option"                                                                              4

2.23    "Option Period"                                                                                                     4

2.24    "Participant"                                                                                                           4

2.25    "Performance Unit"                                                                                               4

2.26    "Plan"                                                                                                                     4

2.27    "Representative"                                                                                                    4

2.28    "Restricted Stock"                                                                                                 5

2.29    "Retirement"                                                                                                          5

2.30    "Rule 16b-3"                                                                                                          5

2.31    "Stock Appreciation Right"                                                                                   5

2.32    "Stock Option" or "Option"                                                                                   5

2.33    "Termination of Employment"                                                                              5

ARTICLE III ADMINISTRATION                                                                                 5
3.1     Committee Structure                                                                                               5

3.2     Committee Actions                                                                                                 6

3.3     Committee Authority                                                                                              6

3.4     Committee Determinations and Decisions                                                              7

ARTICLE IV SHARES SUBJECT TO PLAN                                                                 8

4.1     Number of Shares                                                                                                    8

4.2     Release of Shares                                                                                                     8

4.3     Restrictions on Shares                                                                                              8

4.4     Stockholder Rights                                                                                                   8

4.5     Effect of Certain Changes                                                                                        9

ARTICLE V ELIGIBILITY                                                                                               9

5.1     Eligibility                                                                                                                  9

ARTICLE VI STOCK OPTIONS                                                                                      9

6.1     General                                                                                                                     9

6.2     Grant                                                                                                                       10

6.3     Terms and Conditions                                                                                             10

6.4     Termination by Reason of Death                                                                            11

6.5     Termination by Reason of Disability                                                                      11
6.6     Other Termination                                                                                                   12

ARTICLE VII STOCK APPRECIATION RIGHTS                                                        12

7.1     General                                                                                                                    12

7.2     Grant                                                                                                                        12

7.3     Terms and Conditions                                                                                              12

ARTICLE VIII RESTRICTED STOCK                                                                           13

8.1     General                                                                                                                    13

8.2     Grant, Awards and Certificates                                                                               13

8.3      Terms and Conditions                                                                                           14

ARTICLE IX PERFORMANCE UNITS                                                                        15

9.1   General                                                                                                                    15

9.2   Earning Performance Unit Awards                                                                         15

9.3   Termination of Employment Due to Death, Disability or Retirement                     15

9.4   Nontransferability                                                                                                    15

ARTICLE X CHANGE IN CONTROL PROVISIONS                                                 16

10.1   Impact of Event                                                                                                      16

10.2   Additional Discretion                                                                                             17

ARTICLE XI PROVISIONS APPLICABLE TO SHARES ACQUIRED UNDER THIS PLAN                                                                                                                               17

11.1   No Company Obligation                                                                                         17

ARTICLE XII MISCELLANEOUS                                                                                 17

12.1   Amendments and Termination                                                                               17

12.2   Unfunded Status of Plan                                                                                         18

12.3   Provisions Relating to Code Section 162(m)                                                         18
12.4   No Additional Obligation                                                                                      20

12.5   Withholding                                                                                                           20

12.6   Controlling Law                                                                                                     20

12.7   Offset                                                                                                                      20

12.8   Nontransferability; Beneficiaries                                                                           20

12.9   Gross-Up for Excise Tax                                                                                        21
12.10   No Rights with Respect to Continuance of Employment                                     21

12.11   Awards in Substitution for Awards Granted by Other Corporations                   22

12.12   Delivery of Stock Certificates                                                                              22

12.13   Indemnification                                                                                                    22

12.14   Severability                                                                                                          22

12.15   Successors and Assigns                                                                                       23

12.16   Entire Agreement                                                                                                 23

12.17   Term                                                                                                                     23

12.18   Gender and Number                                                                                             23

12.19   Headings                                                                                                               23

LABARGE, INC.
2004 LONG TERM INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1 Establishment. The LaBarge, Inc. 2004 Long Term Incentive Plan ("Plan") is hereby established by LaBarge, Inc. ("Company"), effective as of the Effective Date.

1.2 Purposes. The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase stockholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participant ownership in the Company, attract and retain talent, and enable Participants to participate in the long-term growth and financial success of the Company. The Plan and the grant of Awards thereunder are expressly conditioned upon the Plan's approval by the stockholders of the Company.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

2.1 "Affiliate" means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company within the meaning of Section 414(b) or (c) of the Code.

2.2 "Agreement" means any agreement entered into pursuant to the Plan by which an Award is granted to a Participant

2.3 "Award" means any Stock Option, Stock Appreciation Right, Restricted Stock or Performance Unit granted to a Participant under the Plan. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

2.4 "Beneficiary" means any person or other entity, which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the compensation, specified under the Plan to the extent permitted. If there is no designated beneficiary, then the term means any person or other entity entitled by will or the laws of descent and distribution to receive such compensation.

2.5 "Board of Directors" or "Board" means the Board of Directors of the Company.

2.6 "Cause" means, for purposes of determining whether and when a Participant has incurred a Termination of Employment for Cause, (i) any act or omission which permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for "cause" as defined in such agreement or arrangement, (ii) the Participant's violation of any non-competition or non-solicitation agreement with the Company, or (iii) in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term "cause," then "Cause" means conviction of a felony, embezzlement or other dishonest conduct in connection with the performance of duties for the Company, and gross insubordination to the Board of Directors or the senior management of the Company. In addition, "Cause" means, with respect to the Company's chief executive officer and chief financial officer, a fraudulent certification under Section 302 or Section 906 of the Sarbanes-Oxley Act of 2002.

2.7 "Change in Control" means the first to occur of any of the following events:

(1) any merger, consolidation, share exchange, or other combination or reorganization involving the Company, irrespective of which party is the surviving entity, excluding any merger, consolidation, share exchange, or other combination involving the Company solely in connection with the acquisition by the Company of any other entity.

(2) any sale, lease, exchange, transfer, or other disposition of all or substantially all of the assets of the Company;

(3) any acquisition (other than pursuant to will, the laws of descent and distribution, gift to a parent, child, spouse or descendant, or pursuant to an employee benefit plan) or agreement to acquire by any person or entity, directly or indirectly, beneficial ownership of twenty-five percent (25%) or more of the outstanding voting stock of the Company;

(4) during any period of two consecutive years during the term hereof, individuals who at the date of this Plan constitute the Board of Directors ("Incumbent Directors") cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of such director's term has been approved by at least two-thirds of the Incumbent Directors then in office; any such director so approved shall thereafter be an Incumbent Director; or

(5) a majority of the Board or a majority of the stockholders of the Company approve, adopt, agree to recommend, or accept any agreement, contract, offer, or other arrangement providing for any of the transactions described above; or

(6) any series of transactions resulting in any of the transactions described above; or

(7) any other set of circumstances which the Board of Directors deems to constitute a Change in Control.

2.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor, along with related rules, regulations and interpretations.

2.9 "Commission" means the Securities and Exchange Commission or any successor thereto.

2.10 "Committee" means the committee of the Board responsible for granting Awards under the Plan, which initially shall be the Human Resources Committee of the Board, until such time as the Board may designate another committee. The Committee shall consist solely of two or more directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3 and each of whom is also an "outside director" under Section 162(m) of the Code.

2.11 "Common Stock" means the shares of the Company's regular voting common stock, $0.01 par value, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter, or the common stock of any successor to the Company which is designated for the purpose of the Plan.

2.12 "Company" means LaBarge, Inc., a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company. Wherever the context of the Plan so admits or requires, "Company" also means "Affiliate".

2.13 "Covered Employee" means a Participant who is a "covered employee" within the meaning of Section 162(m) of the Code.

2.14 "Disability" means a mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or an Affiliate, or if there is no such plan or the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company or an Affiliate. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred while participating in a criminal offense. The determination of Disability for purposes of this Plan shall be made by the Committee and shall not be construed to be an admission of disability for any other purpose.

2.15 "Effective Date" means November 17, 2004.

2.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.17 "Exercise Price" means the price at which the Common Stock may be purchased under an Option or may be obtained under a Stock Appreciation Right. In no event may the Exercise Price per share of Common Stock covered by an Option, or the Exercise Price of a Stock Appreciation Right, be reduced through the technique commonly known as "repricing."

2.18 "Fair Market Value" means, with respect to a share of Common Stock, the last quoted per share selling price at which Common Stock was traded on any given date, or if no such shares was traded on such date, the most recent prior date on which shares of Common Stock were traded, as reported by the stock exchange on which Common Stock is traded.

2.19 "Fiscal Year" means the fiscal year used by the Company as its annual accounting period.

2.20 "Grant Date" means the date as of which an Award is granted pursuant to the Plan.

2.21 "Incentive Stock Option" means any Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code. Members of the Board who are not otherwise employees of the Company do not qualify for Incentive Stock Options.

2.22 "Non-Qualified Stock Option" means an Option to purchase Common Stock in the Company granted under the Plan, the taxation of which is pursuant to Section 83 of the Code.

2.23 "Option Period" means the period during which the Option shall be exercisable in accordance with an Agreement and Article VI.

2.24 "Participant" means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan. In the event that a Representative is appointed for a Participant, then the term "Participant" shall mean such appointed Representative. Notwithstanding the appointment of a Representative, the term "Termination of Employment" shall mean the Termination of Employment of the Participant.

2.25 "Performance Unit" means a right described in Section 9.1.

2.26 "Plan" means the LaBarge, Inc. 2004 Long Term Incentive Plan, as herein set forth and as may be amended from time to time.

2.27 "Representative" means (a) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the beneficiary of the Participant upon or following the Participant's death; or (d) the person to whom an Award has been permissibly transferred; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

2.28 "Restricted Stock" means Common Stock granted to a Participant under Section 8.1 hereof and which is subject to certain restrictions and to a risk of forfeiture or repurchase by the Company.

2.29 "Retirement" means the date on which a Participant terminates employment with the Company on or after the normal retirement date on which a Participant qualifies for full retirement benefits under the Company's qualified retirement plan, as identified by the Committee.

2.30 "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Commission under Section 16 of the Exchange Act.

2.31 "Stock Appreciation Right" means a right granted under Section 7.1.

2.32 "Stock Option" or "Option" means a right, granted to a Participant under Section 6.1 hereof, to purchase Common Stock at a specified price during specified time periods.

2.33 "Termination of Employment" means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person's ceasing, for whatever reason, to be an officer or employee of the Company or of any Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, Retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of a business owned or operated by the Company or its Affiliates. With respect to any person who is not an employee with respect to the Company or an Affiliate (such as a non-employee member of the Board), the Agreement shall establish what act or event shall constitute a Termination of Employment for purposes of the Plan. A Termination of Employment shall occur with respect to an employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

ARTICLE III

ADMINISTRATION

3.1 Committee Structure. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including telephone conference) and the acts of a majority of the members present, or acts approved in writing by the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. Any member of the Committee may resign upon notice to the Board. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member.

3.2 Committee Actions. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines, provided that the Committee shall not delegate the authority to grant Awards. A member of the Committee shall be recused from Committee action regarding an Award granted or to be granted to such member.

3.3 Committee Authority. Subject to applicable law, the Company's certificate of incorporation and by-laws or the terms of the Plan, the Committee shall have the authority:

(1) to select those persons to whom Awards may be granted from time to time;

(2) to determine whether and to what extent Awards are to be granted hereunder;

(3) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(4) to determine the terms and conditions of any Award granted hereunder, provided that the Exercise Price of any Option or Stock Appreciation Right shall not be less than the Fair Market Value per share as of the Grant Date;

(5) to adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations of Section 12.1;

(6) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;

(7) to provide for the forms of Agreement to be utilized in connection with this Plan;

(8) to determine what legal requirements are applicable to the Plan, Awards, and the issuance of Common Stock, and to require of a Participant that appropriate action be taken with respect to such requirements;

(9) to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Awards;

(10) to require as a condition of the exercise of an Award or the issuance or transfer of a certificate (or other representation of title) of Common Stock, the withholding from a Participant of the amount of any taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

(11) to determine whether and with what effect an individual has incurred a Termination of Employment;

(12) to determine the restrictions or limitations on the transfer of Common Stock;

(13) to determine whether an Award is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an Agreement;

(14) to determine the permissible methods of Award exercise and payment within the terms and conditions of the Plan and the particular Agreement;

(15) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan;

(16) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; and

(17) to make all other determinations which may be necessary or advisable for the administration of the Plan.

(18) to require, as a condition to granting an Award to a Participant, that such Participant enter into a non-competition and/or non-solicitation agreement with the Company.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee's policies and procedures may differ with respect to Awards granted at different times and may differ with respect to a Participant from time to time, or with respect to different Participants at the same or different times.

3.4 Committee Determinations and Decisions. Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if challenged in court.

ARTICLE IV

SHARES SUBJECT TO PLAN

4.1 Number of Shares. Subject to the adjustment under Section 4.5, the total number of shares of Common Stock reserved and available for distribution pursuant to Awards under the Plan shall be 850,000 which are hereby authorized for issuance on the Effective Date. Such shares may consist, in whole or in part, of authorized and unissued shares or shares acquired from a third party.

4.2 Release of Shares. Subject to Section 4.1, the Committee shall have full authority to determine the number of shares of Common Stock available for Awards, and in its discretion may include (without limitation) as available for distribution shares of Common Stock subject to any Award that have been previously forfeited; shares under an Award that otherwise terminates without issuance of Common Stock being made to a Participant; or shares of Common Stock that are received by the Company in connection with the exercise of an Award, including the satisfaction of any tax liability or tax withholding obligation. Any shares that are available immediately prior to the termination of the Plan, or any shares of Common Stock returned to the Company for any reason subsequent to the termination of the Plan, may be transferred to a successor plan.

4.3 Restrictions on Shares. Common Stock issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Common Stock, cash or other property prior to (i) the completion of any registration or qualification of such shares under federal, state or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable; and (ii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction or discharge its legal obligation with respect to the exercise of an Award. The Company may cause any certificate (or other representation of title) for any shares of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

4.4 Stockholder Rights. No person shall have any rights of a stockholder as to Common Stock subject to an Award until, after proper exercise of the Award or other action required, such shares shall have been recorded on the Company's official stockholder records as having been issued and transferred. Upon exercise of the Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the shares, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance and transfer. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company's official stockholder records, except as provided herein or in an Agreement.

4.5 Effect of Certain Changes. In the event of any Company share dividend, share split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company securities offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee may make appropriate adjustments or substitutions as described below in this Section. The adjustments or substitutions may relate to the number of shares of Common Stock available for Awards under the Plan, the number of shares of Common Stock covered by outstanding Awards, the exercise price per share of outstanding Awards, and any other characteristics or terms of the Awards as the Committee may deem necessary or appropriate to reflect equitably the effects of such changes to the Participants. Notwithstanding the foregoing, any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Committee.

ARTICLE V

ELIGIBILITY

5.1 Eligibility. Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted Awards shall be those persons who are common law employees of the Company or any Affiliate or are non-employee members of the Board of Directors. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee shall give consideration to such factors deemed appropriate by the Committee.

ARTICLE VI

STOCK OPTIONS

6.1 General. The Committee shall have authority to grant Options under the Plan at any time or from time to time. An Option shall entitle the Participant to receive Common Stock upon exercise of such Option, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including, without limitation, payment of the Option Price.

6.2 Grant. The grant of an Option shall occur as of the Grant Date determined by the Committee provided that the Grant Date shall not be earlier than the date upon which the Committee acts to grant the Option. Stock Options may be granted alone or in connection with other Awards. An Award of Options shall be evidenced by, and subject to the terms of, an Agreement. Only a person who is a common-law employee of the Company, any parent corporation of the Company, or a subsidiary (as such terms are defined in Section 424 of the Code) on the date of grant shall be eligible to be granted an Incentive Stock Option. To the extent that any Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

6.3 Terms and Conditions. Options shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(1) Exercise Price. The Exercise Price per share shall not be less than the Fair Market Value per share as of the Grant Date. If an Option which is intended to qualify as an Incentive Stock Option is granted to an individual (a "10% Owner") who owns or who is deemed to own shares possessing more than ten percent (10%) of the combined voting power of all classes of shares of the Company, a corporation which is a parent corporation of the Company, or any subsidiary of the Company (each as defined in Section 424 of the Code), the Exercise Price per share shall not be less than one hundred ten percent (110%) of such Fair Market Value per share.

(2) Option Period. The Option Period of each Option shall be fixed by the Committee, provided that no Option shall be exercisable more than ten (10) years after the date the Option is granted. In the case of an Incentive Stock Option granted to a 10% Owner, the Option Period shall not exceed five (5) years. No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted by the Company or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

(3) Exercisability. Subject to Section 10.1, Options shall be exercisable at the rate established by the Committee in the Option Agreement. In addition, the Committee may at any time accelerate the exercisability of all or part of any Option. If the Committee intends that an Option qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined at the date of grant of the Option) of the Common Stock as to which such Incentive Stock Option which is exercisable for the first time during any calendar year shall not exceed $100,000.

(4) Method of Exercise. Subject to the provisions of this Article VI and the Agreement, a Participant may exercise Options, in whole or in part, during the Option Period by giving written notice of exercise on a form provided by the Committee to the Company specifying the number of shares of Common Stock subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or certified check or such other form of payment as the Company may accept. If permitted by the Committee, payment in full or in part may also be made by (i) delivering Common Stock already owned by the Participant (for any minimum period required by the Committee) having a total Fair Market Value on the date of such delivery equal to the Exercise Price; (ii) the delivery of cash by a broker-dealer as a "cashless" exercise, provided such method of payment may not be used by a director or executive officer of the Company to the extent it would violate the Sarbanes-Oxley Act of 2002; (iii) withholding by the Company of Common Stock subject to the Option having a total Fair Market Value as of the date of delivery equal to the Exercise Price; or (iv) any combination of the foregoing.

(5) Conditions for Issuance of Shares. No shares of Common Stock shall be issued until full payment therefor has been made. A Participant shall have all of the rights of a stockholder of the Company holding the class of shares that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid in full for such shares, and such shares have been recorded on the Company's official stockholder records as having been issued and transferred.

(6) Non-transferability of Options. Unless otherwise specifically provided in an Agreement, no Option shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant's lifetime only by the Participant.

6.4 Termination by Reason of Death. Unless otherwise specifically provided in an Agreement or determined by the Committee, any unexpired and unexercised Options, other than Incentive Stock Options, held by a Participant who incurs a Termination of Employment due to Death shall thereafter be fully exercisable for a period of one (1) year immediately following the date of such death or until the expiration of the Option Period, whichever period is the shorter. Unless otherwise specifically provided in an Agreement or determined by the Committee, any unexpired or unexercised Incentive Stock Options held by a Participant who incurs a termination of employment due do death shall be fully exercisable for a period of ninety consecutive days immediately following such death or until the expiration of the Option Period, whichever period is shorter.

6.5 Termination by Reason of Disability. Unless otherwise specifically provided in an Agreement or determined by the Committee, any unexpired and unexercised Option held by a Participant who incurs a Termination of Employment due to Disability shall thereafter be fully exercisable by the Participant for a period of one (1) year immediately following the date of such Termination of Employment or until the expiration of the Option Period, whichever period is the shorter, and the Participant's death at any time following such Termination of Employment due to Disability shall not affect the foregoing. This Section 6.5 shall not apply to an Incentive Stock Option unless the Participant is disabled within the meaning of Section 22(e) of the Code.

6.6 Other Termination. Unless otherwise specifically provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment that is involuntary on the part of the Participant (but is not due to death, Disability or with Cause), any Option held by such Participant shall thereupon terminate, except that such Option, to the extent then exercisable, may be exercised for the lesser of the ninety (90) consecutive day period commencing with the date of such Termination of Employment or until the expiration of the Option Period, whichever period is the shorter. If the Participant incurs a Termination of Employment for Cause or that is voluntary, the Option, to the extent not previously exercised, shall terminate upon such Termination of Employment. Unless otherwise provided in an Agreement, the death or Disability of a Participant after a Termination of Employment otherwise provided herein shall not extend the time permitted to exercise an Option.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 General. The Committee shall have authority to grant Stock Appreciation Rights under the Plan at any time or from time to time. Subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement, a Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to be paid therefore in Common Stock the amount described in Section 7.3(2).

7.2 Grant. The grant of a Stock Appreciation Right shall occur as of the Grant Date determined by the Committee. A Stock Appreciation Right entitles a Participant to receive Common Stock as described in Section 7.3(2). An Award of Stock Appreciation Rights shall be evidenced by, and subject to the terms of an Agreement, which shall become effective upon execution by the Participant.

7.3 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee and set forth in an Agreement, including the following:

(1) Period and Exercise. The term of a Stock Appreciation Right shall be established by the Committee. A Stock Appreciation Right shall be for such period and shall be exercisable at such times and to the extent provided in the Agreement. Unless otherwise specifically provided in an Agreement and subject to Section 10.1, Stock Appreciation Rights shall be exercisable at the rate established by the Committee in an Agreement. In addition, the Committee may at any time accelerate the exercisability of all or part of any Stock Appreciation Right. Stock Appreciation Rights shall be exercised by the Participant's giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the portion of the Stock Appreciation Right to be exercised.

(2) Amount. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in Common Stock equal in value to the excess of the Fair Market Value per share of Common Stock over the Exercise Price per share of Common Stock specified in the related Agreement, multiplied by the number of shares in respect of which the Stock Appreciation Right is exercised. The aggregate Fair Market Value per share of Common Stock shall be determined as of the date of exercise of such Stock Appreciation Right.

(3) Non-transferability of Stock Appreciation Rights. Except as specifically provided in the Plan or in an Agreement, no Stock Appreciation Rights shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged or otherwise disposed of, other than by will or the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable during the Participant's life time only by the Participant.

(4) Termination. A Stock Appreciation Right shall be forfeited or terminated at such time as a Non-Qualified Stock Option would be forfeited or terminated under the Plan, unless otherwise specifically provided in an Agreement.

ARTICLE VIII

RESTRICTED STOCK

8.1 General. The Committee shall have authority to grant Restricted Stock under the Plan at any time or from time to time. The Committee shall determine the number of shares of Restricted Stock to be awarded to any Participant, the time or times within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement which shall become effective upon execution by the Participant.

8.2 Grant, Awards and Certificates. The grant of an Award of Restricted Stock shall occur as of the Grant Date determined by the Committee. Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. Notwithstanding the limitations on issuance of Common Stock otherwise provided in the Plan, each Participant receiving an Award of Restricted Stock shall be issued a certificate (or other representation of title) in respect of such Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3 Terms and Conditions. Restricted Stock shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(1) Limitations on Transferability. The issue prices for Restricted Stock shall be set by the Committee and may be zero. Subject to the provisions of the Plan and the Agreement, during a period set by the Committee, commencing with the date of such Award (the "Restriction Period"), the Participant shall not be permitted to sell, assign, margin, transfer, encumber, convey, gift, alienate, hypothecate, pledge or otherwise dispose of Restricted Stock.

(2) Rights. Except as provided in Section 8.3(1), the Participant shall have, with respect to the Restricted Stock, all of the rights of a stockholder of the Company holding the class of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends.

(3) Criteria. Based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of restrictions in installments and may accelerate the vesting of all or any part of any Award and waive the restrictions for all or any part of such Award.

(4) Forfeiture. Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment due to death or Disability during the Restriction Period, the restrictions shall lapse and the Participant shall be fully vested in the Restricted Stock. Except to the extent otherwise provided in the applicable Agreement and the Plan, upon a Participant's Termination of Employment for any reason during the Restriction Period other than a Termination of Employment due to death or Disability, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such Participant's Restricted Stock.

(5) Delivery. If a share certificate is issued in respect of Restricted Stock, the certificate shall be registered in the name of the Participant but shall be held by the Company for the account of the Participant until the end of the Restriction Period. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates (or other representation of title) for such shares shall be delivered to the Participant.

(6) Election. A Participant may elect to further defer lapse of restrictions on Restricted Stock for a specified period or until a specified event, subject to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must be made at least one (1) year prior to completion of the initial Restriction Period.

ARTICLE IX

PERFORMANCE UNITS

9.1 General. The Committee shall have authority to grant Performance Units under the Plan at any time or from time to time. A Performance Unit consists of the right to receive Restricted Stock or cash upon achievement of certain goals relating to performance ("Performance Goals") and may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall have complete discretion to determine the number of Performance Units granted to each Participant. Each Performance Unit Award shall be evidenced by, and be subject to the terms of, an Agreement which will become effective upon execution by the Participant. The time period during which a Performance Unit Award shall be earned shall be the "Performance Period," and, except in the year in which the Plan is adopted, shall be at least one (1) Fiscal Year in length. Performance Units may be subject to Performance Goals which shall be established by the Committee.

9.2 Earning Performance Unit Awards. After the applicable Performance Period shall have ended, the Committee shall determine the extent to which the established Performance Goals have been achieved.

9.3 Termination of Employment Due to Death, Disability or Retirement. In the event of a Termination of Employment due to death, Disability or Retirement, the Participant shall receive a pro rata share of the Performance Units relating to any Performance Period ending as of the Fiscal Year end during which such termination of employment occurs based upon the period of time he or she is employed by the Company in the Performance Period. Unless otherwise specifically provided in an Agreement or determined by the Committee, in the event that a Participant's employment terminates for any other reason, all Performance Units shall be forfeited by the Participant to the Company. Distribution of earned Performance Units may be made at the same time payments are made to Participants who did not incur a Termination of Employment during the applicable Performance Period.

9.4 Nontransferability. Unless otherwise specifically provided in an Agreement, Performance Units may not be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution.

ARTICLE X

CHANGE IN CONTROL PROVISIONS

10.1 Impact of Event. Notwithstanding any other provision of the Plan to the contrary and unless otherwise specifically provided in an Agreement, in the event of a Change in Control:

(1) any Stock Options and Stock Appreciation Rights outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant;

(2) the restrictions applicable to any Restricted Stock Awards shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant; and

(3) any Performance Goal or other condition with respect to any Performance Units, which have not been fully earned as of a Change in Control, shall be deemed to have been satisfied in full at the maximum amount specified in the Agreement as of the date of such Change in Control, and such Award shall be fully distributable at the end of the twelve month period immediately following the occurrence of the Change in Control. If the Participant's employment with the Company or its successor terminates for a reason other than Retirement, death, Disability or for good reason during such twelve month period, such Performance Units shall not be paid and shall be forfeited. If the Participant's employment with the Company or its successor is terminated during such twelve month period on account of Retirement, death, Disability or for good reason, such award shall be paid in full within thirty days of such termination of employment. "Good reason" means the occurrence of any one or more of the following:

(i) the Participant's assignment to duties materially inconsistent with his or her authorities, duties, responsibilities and status (including offices, title and reporting requirements) as an employee of the Company, or a reduction or alternation in the nature or status of his or her authority, or responsibilities, from those in effect as of the date the Change in Control occurs;

(ii) the requirement that the Participant be based at a location which is at least seventy-five (75) miles further from his primary residence at the time such requirement is imposed than is such residence from the Company's office as of the date the Change in Control occurs except for required travel related to the business of the Company to the extent substantially consistent with the Participant's business obligations;

(iii) a reduction in the Participant's base salary as in effect on the date the Change in Control occurs; and

(iv) the Participant's involuntary termination of employment with the Company or its successor for a reason other than Cause.

10.2 Additional Discretion. The Committee shall have full discretion, notwithstanding anything herein or in an Agreement to the contrary, with respect to an outstanding Award upon a Change in Control to provide that the securities of another entity be substituted hereunder for the Common Stock and to make equitable adjustment with respect thereto.

ARTICLE XI

PROVISIONS APPLICABLE TO SHARES ACQUIRED UNDER THIS PLAN

11.1 No Company Obligation. Except to the extent required by applicable securities laws, none of the Company, an Affiliate or the Committee shall have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Common Stock or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with receipt or the exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Common Stock issued or acquired in accordance with the provisions of the Plan.

ARTICLE XII

MISCELLANEOUS

12.1 Amendments and Termination. The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant's consent, except such an amendment may be made to (a) cause the Plan to comply with applicable law, (b) permit the Company or an Affiliate a tax deduction under applicable law or (c) avoid an expense charge to the Company or an Affiliate. The Committee may amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board, and further subject to any approval or limitations the Board may impose. Notwithstanding the foregoing, any material amendments to the Plan shall require stockholder approval to the extent required by the rules of the American Stock Exchange or other national securities exchange or market that regulates the securities of the Company. In no event, however, may the Board or the Committee reduce the Exercise Price of an Option or a Stock Appreciation Right through the technique known as "repricing".

12.2 Unfunded Status of Plan. It is intended that the Plan be an "unfunded" plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

12.3 Provisions Relating to Code Section 162(m). It is the intent of the Company that Awards granted to persons who are Covered Employees shall constitute "qualified performance-based compensation" satisfying the requirements of Code Section 162(m). Accordingly, the Plan shall be administered and the provisions of the Plan shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. In addition, the following provisions shall apply to the Plan or an Award to the extent necessary to obtain a tax deduction for the Company or an Affiliate:

(1) Determination. Not later than the date required or permitted for "qualified performance-based compensation" under Code Section 162(m), the Committee shall determine the Participants who are Covered Employees who will receive Awards that are intended as qualified performance-based compensation and the amount or method for determining the amount of such compensation.

(2) Maximum Award. During any calendar year period, the maximum number of shares of Common Stock for which Options and Stock Appreciation Rights, in the aggregate, may be granted to any Covered Employee shall not exceed 150,000 shares. For Performance Unit Awards that are intended to be "performance-based compensation" (as that term is used in Code Section 162(m), no more than $950,000 may be subject to such Awards granted to any Covered Employee during any calendar year period. If, after amounts have been earned with respect to Performance Unit Awards, the payment of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded for purposes of this limit. The limitations on Awards under this Section are subject to adjustment as provided in Section 4.5 to the extent that needed to obtain tax deductibility under Code Section 162(m).

(3) Performance Goals. Awards may be subject to Performance Goals (as defined in Section 9.1) which shall be measured in a specific Performance Period (as defined in Section 9.1) established by the Committee which shall be based on any of the following performance criteria, either alone or in any combination, and on either a consolidated or business unit level, as the Committee may determine: sales; cash flow; cash flow from operations; operating profit or income; net income; operating margin; net income margin; return on net assets; economic value added; return on total assets; return on common equity; return on total capital; total stockholder return; revenue; revenue growth; earnings before interest, taxes, depreciation and amortization ("EBITDA"); EBITDA growth; basic earnings per share; diluted earnings per share; funds from operations per share and per share growth; cash available for distribution; cash available for distribution per share and per share growth; share price performance on an absolute basis and relative to an index of earnings per share or improvements in the Company's attainment of expense levels; implementing or completion of critical projects; or other reasonable criteria established by the Committee. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the Participant's Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify. Unless the Committee determines otherwise for any Performance Period, extraordinary items, such as capital gains and losses, which affect any performance criterion applicable to the Award (including but not limited to the criterion of net income) shall be excluded or included in determining on the extent to which the corresponding performance goal has been achieved, whichever will produce the higher Award. In the event applicable tax or other laws change to permit the Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

(4) Earning Performance Awards. Subject to the provisions of Section 12.3(5) below, payment with respect to Performance Units for Covered Employees shall be a direct function of the extent to which the Company's Performance Goals have been achieved. A Performance Unit Award to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the Participant's Termination of Employment prior to the end of the Performance Period for any reason, such Award will be payable only (a) if the applicable Performance Goals are achieved and (b) to the extent, if any, as the Committee shall determine.

(5) Other Section 162(m) Provisions. In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial and other information for a particular Performance Period becomes available, certify the extent to which Performance Goals have been achieved with respect to any Performance Unit Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code. In addition, the Committee may, in its discretion, reduce or eliminate the amount of any Performance Unit Award payable to any Participant, based on such factors as the Committee may deem relevant, but the Committee may not increase the amount of any Performance Unit Award payable to any Participant above the amount established in accordance with the relevant Performance Goals with respect to any Performance Unit Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

For purposes of this Section "Performance Period" and "Performance Goals" have the meanings as defined in Section 9.1.

12.4 No Additional Obligation. Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation or benefit arrangements for its employees.

12.5 Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any federal, state, or local taxes of any kind (including employment taxes) required by law to be withheld with respect to such income. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including shares of Common Stock that are part of the Award that give rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company's withholding obligation, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company's withholding obligation.

12.6 Controlling Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of Missouri (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant. In the event of litigation arising in connection with actions under the Plan, the parties to such litigation shall submit to the jurisdiction of courts located in St. Louis County, Missouri or to the Federal District Court located in the Eastern District of Missouri.

12.7 Offset. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any Award to be transferred to the Participant, and no Common Stock, cash or other thing of value under this Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

12.8 Nontransferability; Beneficiaries. No Award or Common Stock subject to an Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Awards shall be exercisable during the Participant's lifetime only by the Participant (or by the Participant's legal representatives in the event of the Participant's incapacity). Each Participant may designate a Beneficiary to exercise any Option or Stock Appreciation Right or receive any Award held by the Participant at the time of the Participant's death or to be assigned any other Award outstanding at the time of the Participant's death. No Award or Common Stock subject to an Award shall be subject to the debts of a Participant or Beneficiary or subject to attachment or execution or process in any court action or proceeding unless otherwise provided in this Plan. If a deceased Participant has named no Beneficiary, any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the laws of descent and distribution. Except in the case of the holder's incapacity, only the holder may exercise an Option or Stock Appreciation Right. The Committee may permit the transfer of an Award by a Participant to a Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings, in-laws and persons related by reason of legal adoption.

12.9 Gross-Up for Excise Tax. If all or any portion of the payments and benefits (including any acceleration of vesting) provided under this Plan, either alone or together with other payments and benefits which a Participant receives or is then entitled to receive from the Company or an Affiliate, would constitute a "parachute payment" within the meaning of Section 280G of the Code, the Company shall pay to the Participant, within ten (10) business days of the determination that the payment would constitute a parachute payment, a tax "gross-up" payment to the extent necessary so that the net after-tax benefit to the Participant shall be equal to the net after-tax benefit if the excise tax associated with the "parachute payment" were not imposed. The determination on whether or not all or any portion of the payments and benefits provided to the Participant would constitute parachute payments shall be made by a national certified public accounting firm selected by the Company, and such determination shall be conclusive and binding on the Participant.

12.10 No Rights with Respect to Continuance of Employment. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant's employment or service as existed prior to the individual becoming a Participant in this Plan.

12.11 Awards in Substitution for Awards Granted by Other Corporations. Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers, directors or employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the share of the employing corporation, as the result of which it becomes a designated employer under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

12.12 Delivery of Stock Certificates. To the extent the Company uses certificates to represent shares of Common Stock, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant's last known address on file with the Company. Any reference in this Section or elsewhere in the Plan or an Agreement to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of shares of Common Stock or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.

12.13 Indemnification. To the maximum extent permitted under the Company's Articles of Incorporation and by-laws, each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or by-laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

12.14 Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

12.15 Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

12.16 Entire Agreement. This Plan and the Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of this Plan shall control.

12.17 Term. No Award shall be granted under the Plan after November 16, 2014.

12.18 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

12.19 Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

IN WITNESS WHEREOF, the Company has adopted this Plan this 17th day of November 2004.

LABARGE, INC.

By:
President

THIS PAGE INENTIONALLY LEFT BLANK

Charles F. Knight Executive Education Center
John M. Olin School of Business at Washington University in St. Louis

From I-70 (or Lambert International Airport)
Go south on I-170 to the Delmar exit.
Turn left (east) on Delmar, continue to Big Bend Boulevard.
Turn right (south) onto Big Bend Boulevard and continue to Forest Park Parkway.

Turn left (east) onto Snow Way and continue to Throop Drive
Turn left (north) onto Throop Drive to the garage.
The Charles F. Knight Center is located across from the parking garage on the south side of Throop Drive.

Please park in the parking garage and proceed into the main entrance of the Charles F. Knight Center.

From I-64 (Hwy 40), heading west (from downtown St. Louis) or east (from West County)
Take the Hanley (north) exit.
Go north onto Hanley.
Turn right (east) onto Clayton.
Turn left (north) onto Big Bend.
Turn right (east) onto Snow Way.
Continue on Snow Way to Throop Drive. Turn left (north) onto Throop Drive.
The Charles F. Knight Center is located across from the parking garage on the south side of Throop Drive.

Please park in the parking garage and proceed into the main entrance of the Charles F. Knight Center.

{MAP INCLUDED}

[LOGO]

LaBarge, Inc.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
November 17, 2004

       The undersigned hereby appoints Craig E. LaBarge and Donald H. Nonnenkamp, or either of them acting in the absence of the other, proxies for the undersigned, with full power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of LaBarge, Inc. to be held at the Charles F. Knight Executive Education Center, Washington University, St. Louis, Missouri, on November 17, 2004, at 4:00 P.M. St. Louis time, and at any adjournments thereof, in accordance with the instructions on the reverse side of this form, and with discretionary authority with respect to such other matters not known or determined at the time of the solicitation of this proxy, as may properly come before said meeting or any adjournments thereof. Stockholders who do not attend the Annual Meeting in person, are invited to listen to the webcast of the meeting, which will be accessible through the Company's website at http://www.labarge.com.

PLEASE COMPELTE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERENET OR BY TELEPHONE.
(Continued, and to be marked, dated, and signed, on the other side)

FOLD AND DETACH HERE

LaBarge, Inc. -- ANNUAL MEETING, NOVEMBER 17, 2004

YOUR VOTE IS IMPORTANT TO US!
You can vote in one of three ways:

  Call toll free 1-866-860-0411 on a Touch Tone telephone. There is NO CHARGE to you for this call.

  or

  Via the Internet at https://www.proxyvotenow.com/lbi and follow the instructions.

  or

  Mark, sign, and date your proxy card and return it promptly in the enclosed envelope.

WE ENCOURAGE VOTING ON THE INTERENET OR BY TELEPHONE.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

The undersigned hereby revokes any proxies heretofore given in connection with the Annual Meeting and directs said persons to use this proxy to act or vote as follows:

For        With-          For All
All         hold           Except

1. Election of Directors:
Class C -       (01)    Robert G. Clark

    Robert H. Chapman

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

The Board of Directors recommends that you vote "FOR" the election of the nominees listed above.

For Against Abstain

2. Proposal to ratify the selection of KPMG LLP as independent auditors for the fiscal year ending July 3, 2005.

The Board of Directors recommends that you vote "FOR" ratification of the selection of KPMG LLP.

For          Against            Abstain

3. Approval of the LaBarge, Inc. 2004 Long Term Incentive Plan.

The Board of Directors recommends that you vote "FOR" the

LaBarge, Inc. Long Term Incentive Plan.

401-K

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Please be sure to date and sign

this instruction card in the box below. Date

Sign above

x x x IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW x x x

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three alternative ways of voting their proxies:

1. By Mail; or

2. By Telephone (using a Touch-Tone phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note that all telephone and Internet votes must be cast prior to 3 a.m., Eastern time, November 17, 2004.

Vote by Telephone

Call Toll-Free on a Touch-Tone phone anytime prior to

3 a.m., Eastern time, November 17, 2004.

1-866-860-0411

Vote by Internet

Anytime prior to

3 a.m., Eastern time, November 17, 2004, go to

https://www.proxyvotenow.com/lbi

Please note that the last vote received, whether by telephone, Internet or mail, will be the vote counted.

Your vote is important!